UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2010

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

257 Park Avenue South Suite 602 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 13, 2010, Michael Mathews, the Chief Executive Officer of interCLICK, Inc., will be making a presentation at the 12th Annual ICR XChange Conference at 2:40 p.m. California time. Mr. Mathews will be addressing, among other things, fourth quarter 2009 revenue and EBITDA, 2010 revenue guidance and market trends.  A copy of Mr. Mathews’ planned remarks and the slide presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report on Form 8-K.  To hear a live audiocast of interCLICK’s presentation, or to access a replay, please visit interCLICK's website at http://ir.interclick.com/events.cfm.  The transcript of the presentation and access to the replay will be available for one year.

The information set forth in this Item 7.01 and the attached exhibits are furnished to, but shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	ICR XChange Planned Remarks

99.2	ICR XChange Slide Presentation

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2010

interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer